UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2018

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2018, Paramount Group Operating Partnership LP, the operating partnership through which Paramount Group, Inc. conducts its business (collectively, the “Company”), amended and restated its credit agreement (the “Amended Agreement”) governing its credit facility (the “Credit Facility”).  The maturity date of the Credit Facility was extended from November 2018 to January 2022, with two six-month extension options, and the capacity was increased to $1.0 billion from $800.0 million.  The interest rate on the Credit Facility, at current leverage levels, was lowered by 10 basis point from LIBOR plus 125 basis points to LIBOR plus 115 basis points, and the facility fee was reduced by 5 basis point from 25 basis points to 20 basis points.

The Credit Facility contains certain restrictions and covenants that require the Company, to maintain, on an ongoing basis, (i) a “Leverage Ratio” not to exceed 60%, which may be increased to 65% for any fiscal quarter in which an acquisition of  real estate is completed, and for up to the next three subsequent consecutive fiscal quarters, (ii) a “Secured Leverage Ratio” not to exceed 50%, (iii) a fixed charge coverage ratio of at least 1.50, (iv) an “Unsecured Leverage Ratio” not to exceed 60%, which may be increased to 65% for any fiscal quarter in which an acquisition of  real estate is completed, and for up to the next three subsequent consecutive fiscal quarters and (v) an “Unencumbered Interest Coverage Ratio” of at least 1.75.  The Credit Facility also contains customary representations and warranties, limitations on permitted investments and other covenants.

The Joint Bookrunners for the Credit Facility are Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and JPMorgan Chase Bank, N.A.  The Joint Lead Arrangers are Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and U.S. Bank National Association.  Bank of America, N.A. serves as Administrative Agent. Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A. serve as Syndication Agents.

The foregoing summary of the Credit Facility, contained in this Current Report on Form 8-K, is qualified in its entirety by reference to the Amended and Restated Credit Agreement dated as of January 10, 2018, among Paramount Group Operating Partnership LP, as the Borrower, Paramount Group, Inc., certain subsidiaries of Paramount Group, Inc. from time to time party thereto, as Guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto as L/C Issuers and Swing Line Lenders, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The summary of the Credit Facility contained in Item 1.01 above is incorporated by reference herein into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company to announce the terms of the Amended Agreement as discussed in Item 1.01 above is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement dated as of January 10, 2018, among Paramount Group Operating Partnership LP, as the Borrower, Paramount Group, Inc., certain subsidiaries of Paramount Group, Inc. from time to time party thereto, as Guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto as L/C Issuers and Swing Line Lenders.

99.1	Press release dated January 16, 2018 and entitled “Paramount Extends And Expands Revolving Credit Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Wilbur Paes
Name:	Wilbur Paes
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: January 16, 2018